UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

Long-E International, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-28727	87-0624752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

C-6F, Huahan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone Shenzhen, 518000, Guangdong, China (Address of principal executive offices)

Registrant’s telephone number, including area code:	86-755-3396-5188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

On February 24, 2009, Kempisty & Company CPAs, P.C. (“Kempisty”) resigned as Long-E International, Inc.’s (the “Company”) independent registered accounting firm.  The Company has not yet appointed a successor independent registered accounting firm.

The Company’s financial statements at December 31, 2007 were audited by Kempisty.  The report on its financial statements for 2007 did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles.  There were no disagreements with Kempisty during 2007 or any subsequent interim period through the date of Kempisty’s resignation on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Kempisty’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  In its letter terminating its relationship with the Company, Kempisty stated that it believed that the Company had not reported certain events with the Securities and Exchange Commission related to plant closures and headquarter changes that it believed to be material and the Company was not current in certain tax returns and its United States Treasury bank account forms.  The Company’s board of directors has not discussed with Kempisty any of the matters raised in Kempisty’s letter..

The Company provided Kempisty with a copy of this disclosure before its filing with the SEC. The Company requested that Kempisty provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Kempisty stating that it agrees with the above statements, which is filed as an exhibit to this Report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Kempisty and Company, CPAs, P.C., dated April 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONG-E INTERNATIONAL, INC.
(Registrant)

Date: April 1, 2009	By:	/s/ Bu Shengfu
Bu Shengfu, President
(principal executive officer)